Exhibit 5.1

[Letterhead of]

Cravath, Swaine & Moore LLP

[New York Office]

[•], 2015

Barnes & Noble Education, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Barnes & Noble Education, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1, as amended (Registration No. 333-202298) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration under the Securities Act of all issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of opinion that the Shares have been duly authorized by the Company and are legally issued, fully paid and non-assessable.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York and the Delaware General Corporation Law.

We understand that we may be referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Barnes & Noble Education, Inc.

    120 Mountain View Blvd.

        Basking Ridge, NJ 07920